Exhibit 99.1

ReShape Lifesciences Announces Second Quarter 2020 Financial and Operational Results

San Clemente, CA August 13, 2020 – ReShape Lifesciences Inc. (OTCQB: RSLS), a global weight-loss solutions leader, today reported financial and operational results for the three months ended June 30, 2020.

Recent Highlights and Accomplishments

●	Launched ReShapeCare™, first-in-class reimbursed, telehealth-based health coaching program providing patients a tailored, high-touch and personalized virtual treatment.
●	Conducted multiple educational webinar series with physicians, patient advocacy groups and health-management professionals to highlight the benefits of the Lap-Band and positioning of the product among bariatric practices.
●	Successfully implemented cost-reduction strategy to enhance business positioning in response to COVID-19 pandemic.
●	Continued development of product and services pipeline to capitalizing on core competencies and growth opportunities.
●	Experienced a resurgence of Lap-Band procedures and purchases towards the back-half of 2Q 2020.

“During the second quarter, ReShape Lifesciences launched its new ReShapeCare™ service, a unique telehealth enabled customizable platform that provides physicians with a valuable tool for enhanced patient engagement between required practice visits,” said Bart Bandy, President and Chief Executive Officer at ReShape Lifesciences. “ReShapeCare bridges existing gaps within the current weight-loss care continuum by equipping bariatric surgeons and physicians with a virtual program to optimize care management of all their medically supervised weight-loss patients, including those who may have lost continuity of care and not limited to those who have had Lap-Band®. The ability for physicians to directly interact with their patients virtually has become increasingly important as obesity is the most-prevalent and severe underlying condition for COVID-19. ReShapeCare is a result of our company’s commitment and focus to drive revenue and shareholder value by expanding our differentiated offerings through new program development.”

Mr. Bandy continued, “While second quarter revenue was materially impacted by COVID-19, trends in the last month suggest moderate stabilization in segments of the therapeutic weight-loss industry. Furthermore, the implementation of various cost reductions and cash flow improvement initiatives taken at the onset of the pandemic clearly were successful in reducing ReShape Lifesciences’ overall operating expenses and thusly limiting the impact to the bottom-line. We remain focused on supporting our surgeons and their patients while continuing to align and drive prioritized efforts towards our overall goal of becoming the preferred corporate partner for stakeholders in the weight-loss community.”

Second Quarter 2020 Financial Results

Revenue for the three months ended June 30, 2020 was $1.7 million compared to $4.4 million in revenue for the three months ended June 30, 2019. Revenue in the second quarter of 2020 was negatively impacted by the COVID-19 pandemic.

Gross profit for the second quarter of 2020 was $0.8 million compared to $2.8 million for the three months ended June 30, 2020.

Sales and marketing expenses for the three months ended June 30, 2020 were $0.8 million compared to $1.2 million for the three months ended June 30, 2019.

General and administrative expenses were $2.5 million for the second quarter of 2020 compared to $5.5 million for the three months ended June 30, 2019.

Research and development expenses were $0.5 million for the second quarter of 2020 compared to $1.0 million for the three months ended June 30, 2019.

Total operating expenses were $3.8 million for the second quarter of 2020 compared to $14.3 million for the three months ended June 30, 2019.

Non-GAAP adjusted EBITDA loss was $2.1 million for the second quarter of 2020 compared to a loss of $3.7 million for the three months ended June 30, 2019.

Cash and cash equivalents and restricted cash were $1.6 million as of June 30, 2020 compared to $3.0 million as of December 31, 2019. On April 24, 2020 the Company received proceeds of $1.0 million under the Paycheck Protection Program as part of the CARES Act. Additionally, the Company received proceeds of $0.6 million from executed warrants and $0.5 million from the first draw down related to our current credit agreement during the second quarter 2020.

Webinar Information

Management will post a webinar discussing ReShape’s financial and operational results today at 4:30 p.m. ET. The link to the webinar is here and will be available on the Investor Relations page of the ReShape Lifesciences, Inc. website, https://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved LAP-BAND® Adjustable Gastric Banding System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks inherent in outbreaks of pandemics or contagious diseases, including COVID-19; risks and uncertainties related to our acquisition of the LAP-BAND system; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed April 30, 2020. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Company Contact:

Thomas Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

Investor Contact:

Kaitlyn Brosco

Associate Vice President

The Ruth Group

646-536-7032

kbrosco@theruthgroup.com

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,526	$2,935
Restricted cash	50	50
Accounts and other receivables	2,883	4,096
Inventory	2,080	1,317
Prepaid expenses and other current assets	2,006	1,711
Total current assets	8,545	10,109
Property and equipment, net	99	16
Operating lease right-of-use assets	613	758
Other intangible assets, net	27,841	28,674
Other assets	46	99
Total assets	$37,144	$39,656
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,123	$4,263
Accrued and other liabilities	3,009	3,821
Warranty liability, current	315	105
Debt, current portion, net of deferred financing costs	4,597	1,909
Operating lease liabilities, current	303	291
Total current liabilities	12,347	10,389
Debt, noncurrent portion	3,434	2,728
Operating lease liabilities, noncurrent	323	477
Warranty liability, noncurrent	1,185	1,253
Deferred income taxes	702	702
Total liabilities	17,991	15,549
Commitments, contingencies and subsequent events
Stockholders’ equity:
Preferred stock:
Series B convertible preferred stock	—	—
Series C convertible preferred stock	1	1
Common stock	5	—
Additional paid-in capital	520,288	517,311
Accumulated deficit	(501,112)	(493,197)
Accumulated other comprehensive loss	(29)	(8)
Total stockholders’ equity	19,153	24,107
Total liabilities and stockholders’ equity	$37,144	$39,656

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$1,702	$4,450	$4,491	$7,524
Cost of revenue	865	1,593	2,150	2,436
Gross profit	837	2,857	2,341	5,088
Operating expenses:
Sales and marketing	831	1,271	2,285	2,388
General and administrative	2,539	5,521	5,375	9,825
Research and development	465	960	1,761	2,016
Impairment of intangible assets	—	6,588	—	6,588
Total operating expenses	3,835	14,340	9,421	20,817
Operating loss	(2,998)	(11,483)	(7,080)	(15,729)
Other expense (income), net:
Interest expense, net	789	213	893	316
Loss on extinguishment of debt	—	71	—	71
Warrant expense	—	4,127	—	4,257
(Gain) loss on foreign currency exchange	(133)	—	10	—
Other, net	—	612	—	609
Loss before income tax provision	(3,654)	(16,506)	(7,983)	(20,982)
Income tax benefit	50	586	68	586
Net loss attributable to common shareholders	$(3,604)	$(15,920)	$(7,915)	$(20,396)
Net loss per share - basic and diluted:
Net loss per share - basic and diluted	$(0.52)	$(150.24)	$(1.15)	$(233.29)
Shares used to compute basic and diluted net loss per share	6,911,497	105,962	6,885,368	87,428

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the three months and six months ended June 30, 2020 and 2019 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net loss attributable to common stockholders	$(3,604)	$(15,920)	$(7,915)	$(20,396)
Adjustments:
Interest expense, net:	789	213	893	316
Income tax benefit	(50)	(586)	(68)	(586)
Depreciation and amortization	418	430	838	863
Stock based compensation expense	347	727	774	1,983
Loss on debt extinguishment	—	71	—	71
Liability warrant expense	—	4,127	—	4,257
Impairment of intangible assets	—	6,588	—	6,588
Other, net	—	612	—	609
Non-GAAP loss	$(2,100)	$(3,738)	$(5,478)	$(6,295)